SALE-PURCHASE AGREEMENT
                             -----------------------

     SALE-PURCHASE AGREEMENT (this "AGREEMENT"), made as of December 5, 2000, between WELLSFORD CAPITAL PROPERTIES, L.L.C., a Delaware limited liability company having an address c/o Wellsford Real Properties, Inc., 535 Madison Avenue, 26th Floor New York, NY 10022 ("SELLER") and KEYSTONE REAL ESTATE MANAGEMENT, INC., a Pennsylvania corporation having an office at 1150 First Avenue, Suite 100, King of Prussia, Pennsylvania 19406 ("PURCHASER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     Seller and Purchaser, in consideration of the mutual covenants herein contained, hereby agree as follows:

                         ARTICLE 1. CERTAIN DEFINITIONS
                         ------------------------------

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1. "Broker" shall mean Trillium Realty Agency, Inc. and Grubb & Ellis Company.

     1.2. "Business Day" shall mean any day other than a Saturday, Sunday or any day upon which banks in the States of New York or New Jersey are required or authorized by law to be closed.

     1.3. "Effective Date" shall mean the date upon which Purchaser receives a fully executed counterpart of this Agreement. Purchaser agrees to execute and deliver to Seller such instrument as Seller shall submit to it to evidence the occurrence of the Effective Date.

     1.4. "Existing Leases" shall mean the leases, licenses and occupancy agreements set forth in Exhibit B annexed hereto.

     1.5. "Existing Service Contracts" shall mean the service contracts, brokerage agreements and other agreements which affect the Property and are set forth on Exhibit C annexed hereto.

     1.6. "Invasive Tests" shall mean any physical inspection or testing of the Premises other than visual examination, and shall include, without limitation, sampling of soils or other media.

     1.7. "Leases" shall mean the Existing Leases and the New Leases in effect on the Closing Date.

     1.8. "Leasing Costs" shall mean, collectively, (i) leasing or brokerage commissions, (ii) direct payments, tenant improvement allowances, work letters or free rent and (iii) rent allowances or rent credits, in each case paid or granted to a tenant under an Existing Lease or a New Lease.

     1.9. "New Leases" shall mean any new leases, licenses or occupancy agreements entered into by Seller in accordance with the terms of this Agreement.

     1.10. "Representation Survival Period" shall mean six (6) months.

     1.11. "Service Contracts" shall mean any service contracts, maintenance agreements, brokerage agreements and other agreements affecting the Property, other than the Leases.

     1.12. "Tenant Brokerage Agreements" means any commission or brokerage agreement affecting the Premises which is entered into by Seller subsequent to the date hereof in connection with a New Lease.

     1.13. "Title Insurer" shall mean The Abstract Company, as agent for Lawyers Title Insurance Company.

                      ARTICLE 2. SALE-PURCHASE OF PROPERTY
                      ------------------------------------

     2.1. Agreement to Sell and Purchase. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the Purchase Price and upon the terms and conditions set forth in this Agreement, the following (collectively, the "PROPERTY"): (a) the parcel of land more particularly described in Exhibit A attached hereto (the "LAND"); (b) the building, improvements and other structures situated on the Land, inclusive of all of Seller's right, title and interest in and to the improvements, fixtures, systems, plant equipment, apparatus and machinery which form a part of the building or such other structures (collectively, the "BUILDING") (the Land and the Building are herein collectively called the "PREMISES"); (c) all right, title and interest of Seller, if any, in and to (i) the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and (ii) any easements, rights or appurtenances in and to the Land; (d) all right, title and interest of Seller in and to any furniture, furnishings, moveable equipment and other personal property located at, and used in connection with, the Premises (herein collectively called the "PERSONAL PROPERTY"); (e) the landlord's interest in and to the Leases; (f) all of Seller's right, title and interest in and to the Security Contracts (as defined in Exhibit C annexed hereto) and the Tenant Brokerage Agreements (if any); (g) to the extent assignable, all of Seller's right, title and interest in and to any permits and licenses used or usable in connection with the Premises (collectively, the "LICENSES AND PERMITS"); and (h) to the extent assignable, all of Seller's right, title and interest in and to the name "Two Executive Campus", it being expressly understood that no representation or warranty is made as to Seller's rights in or to such name or Seller's right to assign the same. The Premises are located at, and are known as, Two Executive Campus, Cherry Hill, New Jersey.

     2.2. Title to Premises. Seller shall convey, or cause to be conveyed, and Purchaser shall accept, fee simple title to the Premises, on the Closing Date, free and clear of all Title Exceptions other than the Permitted Exceptions (each as hereinafter defined).

     2.3. Condition of Property. Purchaser is a sophisticated investor and its valuation of and decision to purchase the Property is based upon its own independent expert evaluations of such facts and materials deemed relevant by Purchaser and its agents. Other than the express representations and warranties of Seller specifically set forth herein, Purchaser has not relied upon any oral or written information from Seller or its employees, affiliates, agents, consultants, advisors or representatives, including, without limitation, any appraisals, projections or evaluations of credit quality prepared by Seller or any of its employees, affiliates, agents, consultants, advisors or representatives. Purchaser further acknowledges that no employee, agent, consultant, advisor or representative of Seller has been authorized to make, and that Purchaser has not relied upon, any statements or representations other than those specifically contained in this Agreement. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that, except as expressly set forth herein, Purchaser is purchasing the Property "as is" and "where is" on the Closing Date, and, except as expressly set forth herein, Seller is making no representation or warranty, express or implied, and Purchaser has not relied on any representation or warranty, express or implied, regarding the Property, including, without limitation, any representation or warranty with respect to
(a) the business or financial condition of any tenant of the Property, (b) the physical condition of any Improvement or Personal Property comprising all or a part of any Property, or its fitness, merchantability or suitability for any use or purpose, (c) the leases, rents, income or expenses of the Property, (d) the compliance or non-compliance with any laws, codes, ordinances, rules or regulations of any governmental authority (including, without limitation, laws pertaining to hazardous materials) or (e) the current or future use of the Property, including, but not limited to, any Property's use for commercial, retail, industrial or other purposes. Seller is not liable or bound in any manner by any verbal or written statements, representations, real estate brokers' "set-ups", offering memoranda or information pertaining to the Property furnished by any real estate broker, advisor, consultant, agent, employee, representative or other Person.

                            ARTICLE 3. PURCHASE PRICE
                            -------------------------

     3.1. Purchase Price. The purchase price (the "PURCHASE PRICE") to be paid by Purchaser to Seller for the Property is FOUR MILLION FIVE HUNDRED THOUSAND and 00/100 ($4,500,000.00), net of adjustments made in accordance with Article 8 hereof. The Purchase Price shall be paid by Purchaser as follows:

          (1) One Hundred Thousand and 00/100 Dollars ($100,000.00) (the "INITIAL DEPOSIT"), payable simultaneously with the execution and delivery hereof either (i) by wire transfer of immediately available funds to the account of The Abstract Company ("ESCROWEE") or (ii) by Purchaser's check, subject to collection, drawn to the order of Escrowee;

          (2) Unless this Agreement is validly terminated in accordance with the terms of Section 4.1 hereof, Fifty Thousand and 00/100 Dollars ($50,000.00) (the "SECOND DEPOSIT") (the Initial Deposit and the Second Deposit, collectively, the "DEPOSIT"), payable on or before the date which is two
     (2) Business Days after the Due Diligence Expiration date (hereinafter defined) either (i) by wire transfer of immediately available funds to the account of Escrowee or (ii) by Purchaser's check, subject to collection, drawn to the order of Escrowee; and

               (c) Four Million Three Hundred Fifty Thousand and 00/100 Dollars ($4,350,000.00) (the "CASH BALANCE"), net of adjustments made in accordance with Article 8 below, payable at the Closing by wire transfer of immediately available funds to an account or accounts designated by Seller.

     3.2. Escrow of Deposit.

     The Deposit shall be held, paid over and/or applied, by Escrowee in accordance with the following provisions:

          (1) Escrowee shall hold the Deposit until the Closing or sooner termination of this Agreement. Any interest earned on the Deposit shall be paid to the same party entitled to be paid the Deposit hereunder (as and when such party is entitled to the Deposit), except that, at the Closing, such interest shall be credited against the Cash Balance. The party receiving the interest on the Deposit shall pay any income taxes thereon. For purposes thereof, the tax identification numbers of the parties are as follows: 13-4027757 (Seller); and 23-28449453 (Purchaser).

          (2) If this Agreement is validly terminated by Purchaser in accordance with the provisions of Section 4.1 hereof, the Deposit shall be refunded to Purchaser.

          (3) At the Closing the Deposit shall be paid by Escrowee to Seller.

          (4) If Purchaser does not validly terminate this Agreement in accordance with the provisions of Section 4.1 hereof and thereafter the Closing does not occur for any reason, either party hereto may make demand upon Escrowee for disbursement of the Deposit (a "NOTICE OF DEMAND"). The party making such demand is herein referred to as the "DEMANDING PARTY", while the other party is herein referred to as the "OTHER PARTY". Escrowee shall, within two business days of its receipt of a Notice of Demand, furnish the Other Party with a copy thereof. Unless the Other Party furnishes Escrowee, within five (5) days of its receipt from Escrowee of the Notice of Demand, with notice (a "DISPUTE NOTICE") that it disputes the Demanding Party's entitlement to the Deposit (a copy of which shall simultaneously be delivered to the Demanding Party), Escrowee shall pay the Deposit to the Demanding Party. If the Other Party timely furnishes Escrowee with a Dispute Notice, or Escrowee receives a Notice of Demand from both parties hereto prior to the disbursement of the Deposit in accordance with the foregoing provisions of this Section 3(d), Escrowee shall continue to hold the Deposit until otherwise directed by joint written instructions from both parties hereto or a final judgment of a court of competent jurisdiction. Escrowee shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.

          (5) The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrowee.

          (6) Escrowee shall cause the Deposit to be maintained and invested in savings account, treasury bills, certificates of deposit and/or other money market instruments as requested by Purchaser, subject to reasonable approval by Seller. Escrowee shall not be liable for any losses suffered in connection with any such investment and shall have no obligation to obtain the best, or otherwise seek to maximize, the rate of interest earned on any such investment. Any fees or charges in connection with such investment shall be paid out of the amounts held in escrow before any other payments shall be required to be made from such amounts.

          (7) Upon any delivery of the amount remaining in escrow as provided in Sections 3.2(b), (c) or (d) above, Escrowee shall be relieved of all liability, responsibility or obligation with respect to or arising out of the escrow or under this Agreement. Escrowee shall not be bound by any modification to this Section 3.2 unless Escrowee shall have agreed to such modification in writing.

          (8) Escrowee shall be entitled to rely or act upon any notice, instrument or document believed by Escrowee to be genuine and to be executed and delivered by the proper person, and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document.

          (9) Escrowee has acknowledged agreement to the foregoing provisions of this Section 3.2 by signing in the place indicated on the signature page of this Agreement.

                              ARTICLE 4. INSPECTION
                              ---------------------

     4.1. Due Diligence Period; Termination Right. During the period (the "DUE DILIGENCE PERIOD") commencing on the Effective Date and ending on the date (the "DUE DILIGENCE EXPIRATION DATE") which is thirty (30) days after the Effective Date (unless such date is not a Business Day, in which event the Due Diligence Expiration Date shall be the next occurring Business Day), Purchaser shall have the right to conduct such due diligence as it deems reasonably necessary or appropriate in connection with its acquisition of the Property, including inspections, studies, examinations and investigations of, or with respect to, the Property, or any portion thereof, and/or any facts, circumstances and matters relating to the Property, or any portion thereof. If Purchaser, in its sole discretion, determines for any reason whatsoever that it is unsatisfied with the results of and matters disclosed by its due diligence, Purchaser shall have the right to terminate this Agreement by written notice given to Seller prior to 5:00 p.m. New York time on the Due Diligence Expiration Date (TIME BEING OF THE ESSENCE). Upon any termination of this Agreement pursuant to this
Section 4.1, (i) the Deposit shall be refunded to Purchaser and (ii) neither party hereto shall have any further obligation to the other, with the exception of those obligations which expressly survive the termination of this Agreement. If Purchaser shall fail to terminate this Agreement in the time and manner set forth in this Section 4.1, Purchaser shall be deemed to have irrevocably waived its right to terminate this Agreement pursuant to this Section 4.1.

     4.2. Inspections. Purchaser and its authorized agents, consultants or representatives shall have the right, upon reasonable prior notice to Seller (which notice may be telephonic), to enter upon the Premises from time to time to conduct such physical and other inspections as Purchaser deems appropriate, provided that Purchaser shall not perform Invasive Tests or interview tenants of the Premises without first obtaining Seller's consent, which consent shall not be unreasonably withheld or delayed. Prior to any entrance upon the Premises for the performance of Invasive Tests, Purchaser shall deliver to Seller (or cause the applicable contractor to deliver to Seller) a certificate of insurance evidencing that Purchaser has procured and maintains in force and effect commercial general liability insurance covering Purchaser and Seller against claims for bodily injury or death or property damage occurring in, upon or about the Premises in an amount of not less than $2,000,000 (combined single limit), issued by an insurance company with a rating of "A" or better as established by Best's Rating Guide, which insurance shall include blanket contractual liability coverage and shall otherwise be in form reasonably acceptable to Seller.

     4.3. Restoration and Indemnity. Following the performance of any Invasive Tests, Purchaser shall restore the Premises to their condition prior to the performance thereof. Purchaser shall indemnify and hold harmless Seller and its officers, directors, members, employees, successors and assigns, from and against any and all damages, losses, costs, expenses, liabilities and claims that arise out of or in any way relate to the conduct of Purchaser's due diligence investigations, except to the extent the same arise by reason of Seller's negligence or wilful misconduct. The foregoing indemnity shall not extend to liability which arises merely by reason of a fact or condition disclosed by Purchaser's due diligence investigations, unless Purchaser's conduct of its due diligence investigations results in liability to Seller that would not otherwise arise merely by reason of the disclosure of such fact or condition. The provisions of this Section 4.3 shall survive the termination of this Agreement for a period of six (6) months.

     4.4. Confidentiality. Prior to the Closing, Purchaser shall not disclose to any other party either the contents of any materials delivered to Purchaser by Seller with respect to the Property or the results of any reports summarizing any aspect of Purchaser's due diligence investigations without first obtaining the prior written consent of Seller. Notwithstanding the foregoing, Purchaser may, without first obtaining such prior written consent, make such disclosures as it deems appropriate to its officers, employees, lenders, investors, counsel, lenders' counsel, appraisers, accountants, insurance advisors, environmental consultants and similar third-party consultants, provided that such parties are apprised of the confidential nature of the material disclosed. In addition, Purchaser may make such disclosures as are required by law or court order. The provisions of this Section 4.4 shall survive any termination of this Agreement.

                          ARTICLE 5. TRANSACTION COSTS
                          ----------------------------

     5.1. Seller's Costs. At the Closing, Seller shall pay all transfer taxes and/or deed stamps payable as a result of the conveyance of title to the Property to Purchaser pursuant to this Agreement. Seller, in addition to its apportionment obligations hereunder, if any, also shall be responsible for the cost of its legal counsel, advisors and the other professionals employed by it in connection with the sale of the Property.

     5.2. Purchaser's Costs. Purchaser, in addition to its apportionment and other payment obligations hereunder, shall be responsible for all costs and expenses associated with (a) Purchaser's due diligence, (b) Purchaser's legal counsel, advisors, engineers, consultants and the other professionals employed by it in connection with Purchaser's due diligence and the purchase of the Property, (c) title reports or abstracts issued by Title Insurer, as well as all survey and search costs and updates related thereto, (d) the policy premiums in respect of any fee title insurance obtained by Purchaser and any mortgage title insurance required by Purchaser's lender (if any), (e) the recording fees for the deed and (f) all costs and expenses of obtaining any financing Purchaser may elect to obtain.

                 ARTICLE 6. CLOSING DATE; CONDITIONS TO CLOSING
                 ----------------------------------------------

     6.1. Closing Date. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place on the date which is thirty (30) days after the Due Diligence Expiration Date (unless such date is not a Business Day, in which event the Closing shall take place on the next occurring Business Day. Such date, as the same may be adjourned by Seller in accordance with the terms hereof, is hereinafter referred to as the "CLOSING DATE". The Closing shall take place on the Closing Date at 10:00 a.m. at the offices of Purchaser's counsel, Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 260 South Broad Street, Philadelphia, Pennsylvania. TIME SHALL BE OF THE ESSENCE WITH RESPECT TO THE OBLIGATIONS OF PURCHASER TO BE PERFORMED ON THE CLOSING DATE.

     6.2.  Purchaser's  Conditions.   Purchaser's  obligation  to  purchase  the
Property is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by Purchaser:

          (1) Seller shall have delivered to Purchaser Tenant Estoppel Certificates, dated as of a date not more than thirty (30) days prior to the Closing Date, from the holders of the tenant's interest under Leases which demise not less than 80% of the rentable square footage demised as of the date hereof under the Leases. For purposes of this Agreement, the term "TENANT ESTOPPEL CERTIFICATE" shall mean a certificate in the form of Exhibit D annexed hereto, provided that if any Lease prescribes the form or contents of an estoppel certificate to be delivered by the tenant, "TENANT ESTOPPEL CERTIFICATE" shall mean an estoppel certificate in such form or containing such contents. To satisfy the condition set forth in this
     Section 6.2(a), a Tenant Estoppel Certificate (i) must not materially contradict any of the representations made by Seller in Sections 9.3(a) or
     (b) hereof and (ii) must not allege a material default by the landlord under the Lease.

          (2) Seller shall have delivered to Purchaser a letter by the New Jersey Department of Environmental Protection to the effect that the New Jersey Industrial Site Recovery Act does not apply to the Premises (the "ISRA LETTER").

          (3) Seller's representations contained in Sections 9.2 and 9.3 hereof shall be true, complete and correct in all material respects, as made as of the dates hereof and as of the Closing Date, provided that Seller shall not be deemed to be in breach of any representation of Seller made in Section 9.3(a) or (c) hereof, as made as of the Closing Date, to the extent that any such representation is rendered untrue by any state of facts permitted or contemplated by this Agreement;

          (4) Seller shall have furnished Purchaser with a continuing certificate of occupancy for the Premises, provided that Seller shall be under no obligation to cure any Violations (hereinafter defined) noted in the course of any inspection required to obtain the same; and

          (5) (i) this Agreement shall be in full force and effect, (ii) Seller shall have fully satisfied, or shall therewith fully satisfy, all of its Closing obligations hereunder, and (iii) there shall not otherwise then exist any event which would allow Purchaser to terminate this Agreement pursuant to the express terms hereof.

     6.3. Seller's Conditions. Seller's obligation to sell the Property is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by Seller:

          (a) this Agreement shall be in full force and effect,

          (b) Purchaser shall have fully satisfied, or shall therewith fully satisfy, all of its Closing obligations hereunder,

          (c) there shall not otherwise then exist any event which would allow Seller to terminate this Agreement pursuant to the express terms hereof; and

          (d) Purchaser's representations contained in Section 9.1 hereof shall be true, complete and correct in all material respects, as made as of the date hereof and as of the Closing Date.

     6.4. Failure of Condition Not a Breach. The parties hereto acknowledge and agree that the failure to occur of one or more conditions precedent contained in this Article 6 shall not be deemed to constitute a breach of this Agreement by either party unless and to the extent that any such party shall have expressly agreed or covenanted or is otherwise expressly obligated hereunder to take any action to satisfy or cause the satisfaction of the condition in question.

                   ARTICLE 7. CLOSING DOCUMENTS AND DELIVERIES

     7.1. Conveyancing Documents and Deliveries.

     At the Closing:

          (1) Purchaser shall deliver to Seller the Cash Balance and any other amounts payable by Purchaser to Seller at the Closing pursuant to this Agreement;

          (2) Seller shall execute, acknowledge and deliver a deed with covenants against grantor's acts sufficient to convey the Premises to Purchaser subject only to the Permitted Exceptions and such other Title Exceptions and such other Title Exceptions as Purchaser shall have waived or been deemed to waive pursuant to the terms of this Agreement (the "DEED").

          (3) Seller shall deliver to Purchaser original counterparts of the Tenant Estoppel Certificates received by Seller.

          (4) Seller shall deliver to Purchaser an original counterpart of the ISRA Letter.

          (5) Seller shall deliver to Purchaser original counterparts (or, if the same are unavailable, copies thereof) of the Leases. Delivery of the foregoing may be effectuated by leaving the same in the custody of Purchaser or its property manager at the management office at the Premises.

          (6) Seller shall deliver to Purchaser original counterparts (or, if the same are unavailable, copies thereof) of the Security Contracts. Delivery of the foregoing may be made by leaving the same in the custody of Purchaser or Purchaser's property manager at the management office at the Premises.

          (7) Seller shall deliver to Purchaser such plans, specifications, tenant files, permits and licenses which pertain to the Premises and are in Seller's possession. Delivery of the foregoing may be made by leaving the same in the custody of Purchaser or Purchaser's property manager at the management office at the Premises.

          (8) Seller shall execute and deliver a general bill of sale in the form of Exhibit E annexed hereto, conveying to Purchaser all of Seller's right, title and interest in and to the Personal Property.

          (9) Seller, as assignor, and Purchaser, as assignee, shall mutually execute and deliver to each other an instrument in the form of Exhibit F annexed hereto providing for the assignment by Seller of the landlord's interest in the Leases and the assumption by Purchaser of the landlord's obligations under the Leases which arise or accrue from and after the Closing Date.

          (10) Seller and Purchaser shall mutually execute and deliver to each other an instrument in the form of Exhibit G annexed hereto providing for
     (x) the assignment by Seller to Purchaser of all of Seller's right, title and interest in and to the Security Contracts, any Tenant Brokerage Agreements to which Purchaser shall have consented and the assignable Licenses and Permits, and the assumption by Purchaser of Seller's obligations thereunder which first arise or accrue from and after the Closing Date and (y) the assumption by Purchaser of Seller's obligations with respect to post-termination leasing commissions payable in accordance with Exhibit B, Section 9 of the Leasing Agency Agreement (as defined in Exhibit C annexed hereto.)

          (11) Subject to the provisions of Section 7.1(j) hereof pertaining to post-termination leasing commissions payable under the Leasing Agency Agreement, Seller shall deliver to Purchaser evidence of the termination of the Service Contracts, other than the Security Contracts and the Tenant Brokerage Agreements (if any).

          (12) Seller shall request prior to Closing that the leasing agent under the Leasing Agency Agreement furnish Purchaser on the Closing Date with a final list of prospective tenants with respect to which it may become entitled to a commission in accordance with the provisions of Exhibit B, Section 9 of the Leasing Agency Agreement.

          (13) Seller shall deliver to Purchaser an instrument pursuant to which Seller (i) remakes the representations made by Seller in Section 9.3
     (a)-(f) hereof as of the Closing Date and (ii) advises Purchaser of any facts or circumstances which would render any of such representations, as made of the Closing Date, untrue.

          (14) Seller and Purchaser shall execute and deliver a letter to each of the tenants under the Leases and the other party to the Security Contracts, notifying each such tenant or party of the sale of the Premises and indicating the new address for notices under the Leases and the Security Contracts.

          (15) Seller shall execute and deliver a FIRPTA affidavit required pursuant to the Treasury Department Regulations promulgated under Section 1445 of the Internal Revenue Code of 1986, as amended, in respect of the Property. Seller understands that such certification will be retained by Purchaser and will be made available to the Internal Revenue Service on request.

          (16) Seller, as assignor, and Purchaser, as assignee, shall each execute and deliver an instrument providing for the assignment, without recourse, representation or warranty, of Seller's interest in and to any licenses or permits affecting the Premises, and Purchaser's assumption of any obligations thereunder which arise or accrue from and after the Closing Date.

          (17) Each of Seller and Purchaser shall execute and deliver a closing statement setting forth with specificity the adjustments made in accordance with Article 8 hereof.

          (18) Seller shall deliver to Purchaser Seller's check in the amount of the security deposits held by Seller as landlord under the Leases. Notwithstanding the foregoing, any tenant security deposits held in a form other than cash shall be transferred to Purchaser by way of appropriate instruments of transfer or assignment.

          (19) Purchaser shall deliver to Seller evidence reasonably satisfactory to Seller of the due authorization, execution and delivery of the documents and instruments to be executed by Purchaser at Closing in accordance with the terms of this Agreement.

          (20) Seller shall deliver to Purchaser evidence reasonably satisfactory to Purchaser of the due authorization, execution and delivery of the documents and instruments to be executed by Seller at Closing in accordance with the terms of this Agreement

          (21) Seller and Purchaser shall each execute and deliver such other documents as shall reasonably be required to effectuate the Closing.

                         ARTICLE 8. CLOSING ADJUSTMENTS
                         ------------------------------

     The following are to be adjusted and prorated between Seller and Purchaser as of 11:59 p.m. on the day preceding the Closing Date, based upon a 365 day year, with Seller deemed to be the owner of the Property on the day preceding the Closing Date and Purchaser deemed to be the owner of the Property on the Closing Date.

     8.1. Fixed Rents.

          (1) Fixed rents (collectively, "FIXED RENTS") paid or payable by tenants under the Leases in connection with their occupancy of the Premises shall be adjusted and prorated on an if, as and when collected basis. Any Fixed Rents collected by Purchaser or Seller after the Closing from any tenant who owes Fixed Rents for periods prior to the Closing shall be applied (i) first, in payment of Fixed Rents owed by such tenant for the month in which the Closing Date occurs, pro rated as of the Closing Date,
     (ii) second, in payment of Fixed Rents owed by such tenant for periods subsequent to the month in which the Closing Date occurs and (iii) third, after Fixed Rents for all current periods have been paid in full, in payment of Fixed Rents owed by such tenant for periods prior to the month in which the Closing Date occurs. Each such amount, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled.

          (2) Purchaser shall bill tenants who owe Fixed Rents for periods prior to the Closing on a monthly basis for a period of six (6) consecutive months following the Closing Date and shall use commercially reasonable efforts to collect such past due Fixed Rents; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such past due Fixed Rents. Notwithstanding the foregoing, if Purchaser shall be unable to collect such past due Fixed Rents, Seller shall have the right, upon prior written notice to Purchaser, to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such tenants. Any payment by a tenant in an amount less than the full amount of Fixed Rents and Overage Rents then due and payable by such tenant shall be applied first to Fixed Rents (in the order of priority as to time periods as is set forth in Section 8.1(a) above) to the extent of all such Fixed Rents then due and payable by such tenant, and thereafter to Overage Rents (in the order of priority as to time periods as is set forth in Section 8.2(d) below).

     8.2. Overage Rents.

          (1) With respect to any Lease that provides for (i) the payment of additional rent based upon a percentage of the tenant's business during a specified annual or other period (sometimes referred to as "percentage rent"), (ii) so-called common area maintenance or "cam" charges or (iii) so-called "escalation rent" or additional rent based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter's wages or otherwise (such percentage rent, cam charges, escalation rent and additional rent being collectively called "OVERAGE RENTS"), such Overage Rents shall be adjusted and prorated on an if, as and when collected basis.

          (2) As to any Overage Rents in respect of an accounting period that shall have expired prior to the Closing but which shall be paid after the Closing, Purchaser shall, subject to the provisions of Section 8.2(d) hereof, pay the entire amount over to Seller upon receipt thereof, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto. Purchaser agrees that it shall (i) promptly render bills for any Overage Rents in respect of an accounting period that shall have expired prior to the Closing but which shall be paid after the Closing,
     (ii) bill tenants such Overage Rents attributable to an accounting period that shall have expired prior to the Closing on a monthly basis for a period of six (6) consecutive months thereafter and (iii) use commercially reasonable efforts to collect Overage Rents; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such Overage Rents. Notwithstanding the foregoing, if Purchaser shall be unable to collect such Overage Rents, Seller shall have the right, upon prior written notice to Purchaser, to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such tenants. Seller shall furnish to Purchaser all information relating to the period prior to the Closing that is reasonably necessary for the billing of Overage Rents; and Purchaser will deliver to Seller, concurrently with the delivery to tenants, copies of all statements relating to Overage Rents for a period prior to the Closing. Purchaser shall bill tenants for Overage Rents for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by Seller.

          (3) Overage Rents in respect of the accounting period in which the Closing Date occurs shall be apportioned between Seller and Purchaser as of 11:59 P.M. of the day preceding the Closing Date, with Seller receiving the proportion of such Overage Rents that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period, and Purchaser receiving the proportion of such Overage Rents that the portion of such accounting period from and after the Closing Date bears to the entire such accounting period. If, prior to the Closing, Seller shall receive any installments of Overage Rents attributable to Overage Rents for periods from and after the Closing, such sum shall be apportioned at the Closing. Subject to the provisions of Section 8.2(d) hereof, if Purchaser shall receive after the Closing any installments of Overage Rents attributable to Overage Rents for periods prior to the Closing, such sum (less any costs and expenses (including reasonable counsel fees) incurred by Purchaser in the collection of such Overage Rents) shall be paid by Purchaser to Seller promptly after Purchaser receives payment thereof.

          (4) Any payment by a tenant on account of Overage Rents (to the extent not applied against Fixed Rents due and payable by such tenant in accordance with Section 8.1(b) above) shall be applied to Overage Rents then due and payable in the following order of priority:

     (i) first, in payment of Overage Rents for the accounting period in which the Closing Date occurs, until all current Overage Rents are paid in full; and (ii) second, in payment of Overage Rents for the accounting period preceding the accounting period in which the Closing Date occurs.

          (5) To the extent that any portion of Overage Rents is required to be paid monthly by tenants on account of estimated amounts for any calendar year (or, if applicable, any lease year or tax year or any other applicable accounting period), and at the end of such calendar year (or lease year, tax year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year or other applicable accounting period, with the appropriate adjustments being made with such tenants, then such portion of the Overage Rents shall be prorated between Seller and Purchaser at the Closing based on such estimated payments actually paid by tenants (i.e., with Seller entitled to retain all monthly or other periodic installments of such amounts paid by tenants with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs, Seller to pay to Purchaser at the Closing all monthly or other periodic installments of such amounts theretofore received by Seller with respect to periods following the calendar month or other applicable installment period in which the Closing occurs and Seller and Purchaser to apportion as of the Closing Date all monthly or other periodic installments of such amounts paid by tenants with respect to the calendar month or other applicable installment period in which the Closing occurs). At the time(s) of final calculation and collection from (or refund to) each tenant of the amounts in reconciliation of actual Overage Rents for a period for which estimated amounts paid by such tenant have been prorated, there shall be a re-proration between Seller and Purchaser. If, with respect to any tenant, the recalculated Overage Rents exceeds the estimated amount paid by such tenant, upon collection from the tenant, (i) the entire excess shall be paid by Purchaser to Seller, if the accounting period for which such recalculation was made expired prior to the Closing and (ii) such excess shall be apportioned between Seller and Purchaser as of the Closing Date (on the basis described in the first sentence of Section 8.2(c) above), if the Closing occurred during the accounting period for which such recalculation was made, with Purchaser paying to Seller the portion of such excess which Seller is so entitled to receive. If, with respect to any tenant, the recalculated Overage Rents are less than the estimated amount paid by such tenant, (1) the entire shortfall shall be paid by Seller to Purchaser (or, at Seller's option, directly to the tenant in question), if the accounting period for which such recalculation was made expired prior to the Closing and (2) such shortfall shall be apportioned between Seller and Purchaser as of the Closing Date (on the basis described in the first sentence of Section 8.2(c) above), if the Closing occurred during the accounting period for which such recalculation was made, with Seller paying to Purchaser (or, at Seller's option, directly to the tenant in question) the portion of such shortfall so allocable to Seller.

          (6) Until such time as all amounts required to be paid to Seller by Purchaser pursuant to Sections 8.1 and this Section 8.2 shall have been paid in full, Purchaser shall furnish to Seller not less frequently than monthly a reasonably detailed accounting of such amounts payable by Purchaser, which accounting shall be delivered to Seller on or prior to the 15th day following the last day of each calendar month from and after the calendar month in which the Closing occurs. Seller shall have the right from time to time following the Closing, on Business Days and upon reasonable prior notice to Seller, to review Purchaser's rental records with respect to the Property to the extent required to ascertain the accuracy of such accountings.

     8.3. Real Estate Taxes. Real estate taxes shall be adjusted and prorated on the basis of the fiscal year for which assessed. If the Closing shall occur before the tax rate or assessed valuation is fixed for the Premises, the apportionment of real estate taxes for such Premises shall be upon the basis of the tax rate for the preceding year applied to the most recently applicable assessed valuation of such Premises, subject to further and final adjustment when the tax rate and/or assessed valuation for such Premises is fixed for the year in which the Closing occurs. In the event that the Premises or any part thereof shall be or shall have been affected by an assessment or assessments, whether or not the same become payable in annual installments, Seller shall, at the Closing, be responsible for any installments due prior to the Closing and Purchaser shall be responsible for any installments due on or after the Closing.

     8.4. Utility Charges. Seller shall use reasonable efforts to obtain readings of meters measuring utility consumption at the Property (other than utilities which are the responsibility of tenants under Leases) for all periods through (and including) the date preceding the Closing Date. Seller shall pay, and be responsible, for all bills rendered on the basis of such readings. If such readings are not obtained for any metered utility, then, at the Closing, apportionment shall be made on the basis of the most recent period for which such readings are available. Upon the taking of subsequent actual readings, there shall be a recalculation of the applicable utility charges, and Seller or Purchaser, as the case may be, shall promptly remit to the other party hereto any amounts to which such party shall be entitled by reason of such recalculation. Unmetered water charges or sewer rents shall be apportioned on the basis of the charges therefor for the same period during the previous calendar year, but applying the current rate thereto. As to any utility charges or sewer rents payable by tenants, Purchaser shall close title and accept the delivery of the Deed subject to such unpaid charges and rents and any lien resulting therefrom, without credit against the Purchase Price or any claim or right of action against Seller.

     8.5. Fuel. Fuel on hand, if any, based on an estimate provided by Seller's fuel supplier, at Seller's cost valued at the price therefor charged by such supplier including any applicable taxes.

     8.6. Other Adjustments. The following items shall also be adjusted as of 11:59 P.M. on the date preceding the Closing Date: (i) charges and payments under the Security Contracts, (ii) license and permit fees on assignable permits and licenses, (iii) revenues, if any, arising out of telephone booths, vending machines, or other income-producing agreements and (iv) maintenance supplies in unopened containers based on Seller's actual cost therefor, including sales and/or use tax.

     Any errors or omissions in computing adjustments at the Closing shall be promptly corrected, provided that the party seeking to correct such error or omission shall have notified the other party of such error or omission on or prior to the date that is one (1) year following the Closing Date. The provisions of this Article 8 shall survive Closing for a period of one year.

                    ARTICLE 9. REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

     9.1. Basic Representations of Purchaser.

     Purchaser, as of the date hereof, represents and warrants to Seller as follows:

          (1) Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Pennsylvania.

          (2) Purchaser has full power and authority to enter into and perform this Agreement, the documents to be executed and delivered pursuant hereto, and each and all of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.

          (3) The individuals executing this Agreement, and each of the documents to be executed and delivered in connection herewith on behalf of Purchaser have full power and authority to do so. This Agreement and each of the Purchaser Closing Documents are, or will be when executed and delivered, the legal valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof and thereof.

          (4) Purchaser has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Purchaser. Purchaser is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Purchaser insolvent. No general assignment of Purchaser's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Purchaser or any of its property.

          (5) There are no actions or proceedings pending or, to Purchaser's actual knowledge, threatened, against Purchaser which could have a material adverse affect on Purchaser's ability to perform its obligations hereunder.

     9.2. Basic Representations of Seller.

     Seller, as of the date hereof, represents and warrants to Purchaser as follows:

          (1) Seller is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware.

          (2) Seller has full power and authority to enter into and perform this Agreement and to enter into the documents to be executed and delivered pursuant hereto, and each and all of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.

          (3) The individuals executing this Agreement on behalf of Seller, and the individuals executing each of the documents to be executed and delivered in connection herewith, on behalf of Seller, have full power and authority to do so. This Agreement and each of the Seller Closing Documents are, or will be when executed and delivered, the legal valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof and thereof.

          (4) Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Seller. Seller is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Seller insolvent. No general assignment of Seller's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Seller or any of its property.

          (5) There are no actions or proceedings pending or, to Seller's actual knowledge, threatened, against Seller which could have a material adverse affect on Seller's ability to perform its obligations hereunder.

     9.3. Representations of Seller Regarding the Property.

     Seller, as of the date hereof, represents and warrants to Purchaser as follows:

          (1) There are no leases, licenses or occupancy agreements affecting the Premises, other than the Existing Leases. The Existing Leases have not been modified or amended, except as set forth in Exhibit B annexed hereto. Seller has delivered to Purchaser true, complete and correct copies of the Existing Leases. The information contained in the rent roll annexed hereto as Exhibit H is true, complete and correct in all material respects; provided, however, because Purchaser will have an opportunity to review each of the Existing Leases and the New

     Leases during the Due Diligence Period, in the event that there is any discrepancy between the information contained in Exhibit H and the terms and provisions of any of the Existing Leases or New Leases, the terms and provisions of the Existing Leases and the New Leases shall be effective as against Seller and Purchaser, and Seller shall not be deemed to have breached the representation contained in this Section 9.3(a) clause (a) by reason of such discrepancy. Except as otherwise noted in Exhibit I annexed hereto, (i) each of the Existing Leases is in full force and effect, (ii) no written notice of a default on the part of a tenant under any of the Existing Leases has been sent by Seller, other than a notice setting forth a default which, as of the date hereof, has been cured and (iii) no written notice of a default on the part of the landlord under the Existing Leases has been received by Seller, other than a notice setting forth a default which, as of the date hereof, has been cured.

          (2) Subject to the provisions of Section 15.6 hereof, Seller has paid (or will on or before Closing pay) all Leasing Costs which pertain to the current terms of the Leases, other than Leasing Costs payable in connection with (A) the renewal or extension of an Existing Lease or a New Lease, the effective date of which shall not yet have occurred on the date hereof, (B) the leasing of space pursuant to the exercise of a right of first refusal or first offer or similar right contained in an Existing Lease or a New Lease, the effective date of which shall not yet have occurred on the date hereof and (C) the failure timely to exercise any termination right set forth in an Existing Lease or a New Lease at any time after the date hereof.

          (3) There are no service contracts, brokerage agreements (including tenant brokerage agreements), maintenance agreements or other agreements affecting the Premises, other than (i) the Existing Leases, (ii) the Existing Service Contracts and (iii) any service contracts which are terminable upon not more than 30 days notice without penalty or premium.

          (4) There are no actions or proceedings pending or, to Seller's actual knowledge, threatened, with respect to the Property, which are not covered by insurance.

          (5) There are no pending or, to Seller's knowledge, threatened, eminent domain or condemnation proceedings with respect to the Property.

          (6) There are no special assessments pending or threatened with respect to the Premises.

          (7) The insurance coverages with respect to the Premises described in Exhibit J annexed hereto are in full force and effect.

     The representations of Seller contained in Section 9.3 (a) - (f) hereof shall survive Closing for the Representation Survival Period.

                                ARTICLE 10. TITLE
                                -----------------

     10.1. Acceptable Title. Seller shall convey, or cause to be conveyed, and Purchaser shall accept, fee simple title to the Premises, as of the Closing Date, subject only to the Permitted Exceptions. The term "PERMITTED EXCEPTIONS" shall mean, collectively, (i) the matters set forth in Exhibit K annexed hereto,
(ii) Title Exceptions that Title Insurer shall be willing to omit as exceptions to coverage in any owner's policy of title insurance obtained by Purchaser,
(iii) the standard exceptions and provisions contained in the form of insuring agreement employed by Title Insurer and (iv) any exceptions and matters that are approved, waived or deemed to have been approved or waived by Purchaser.

     10.2. Inability to Convey Acceptable Title. Purchaser agrees to obtain, at its expense, a title report with respect to the Premises from Title Insurer (the "TITLE REPORT") and an update of the existing survey of the Subject Premises by a licensed New Jersey surveyor. Purchaser shall furnish a copy of the Title Report and survey to Seller promptly after Purchaser receives the same, but in no event later than twenty (20) days after the Effective Date. On or before the date which is twenty (20) days after the Effective Date (TIME BEING OF THE
ESSENCE),  Purchaser  may  furnish  Seller  with a written  notice  (the  "TITLE
OBJECTION NOTICE") of those Title Exceptions noted in the Title Report or the survey update which are not Permitted Exceptions and as to which Purchaser objects. In addition, within five (5) days of Purchaser's receipt of any continuation of the Title Report, Purchaser may furnish Seller with written notice of Title Exceptions noted therein which are not Permitted Exceptions and as to which Purchaser objects, provided such Title Exceptions were not noted in the Title Report (or any prior continuation thereof) or the survey update (any such notice shall also constitute a "TITLE OBJECTION NOTICE"). Purchaser shall be deemed to have waived any objection to Title Exceptions set forth in the Title Report (or any continuation thereof) or the survey update to which timely objection is not made in a Title Objection Notice. For purposes of this Agreement, the term "TITLE EXCEPTIONS" shall mean any lien, encumbrance, security interest, charge, reservation, lease, tenancy, easement, right-of-way, encroachment, restrictive covenant, condition or limitation affecting the Property.

     10.3. Seller's Rights. Seller shall have the right, in its sole discretion, upon notice to Purchaser (the "TITLE RESPONSE NOTICE") given within ten (10) days after Seller's receipt of any Title Objection Notice (TIME BEING OF THE ESSENCE), to elect to either (i) take such action as Seller deems advisable to discharge those Title Exceptions which are not Permitted Exceptions and are set forth in the Title Objection Notice (the "TITLE DEFECTS") or (ii) subject to the provisions of Section 10.4 hereof, terminate this Agreement, whereupon Deposit shall be refunded to Purchaser and thereafter neither party hereto shall have any further obligation to the other party hereto, with the exception of those obligations which expressly survive the termination of this Agreement. If Seller fails timely to deliver the Title Response Notice, then, subject to the provisions of Section 10.4 hereof, Seller shall be deemed to have elected to terminate this Agreement pursuant to clause (ii) above. If Seller, in its Title Response Notice, elects to take action to remove, remedy or comply with the Title Defects, Seller shall be entitled to one or more adjournment(s) of the Closing for up to 30 days in the aggregate, to discharge the Title Defects. If Seller is unable to remove, remedy or comply with such Title

Defects at the expiration of such adjournment(s), then, subject to the provisions of Section 10.4 hereof, this Agreement shall be deemed to be terminated as of the last adjourned date of Closing. Upon such termination, the Deposit shall be refunded to Purchaser and neither party hereto shall have any further obligation to the other party, with the exception of those obligations which expressly survive the termination of this Agreement. Except as set forth in Section 10.5 hereof, nothing in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any defect in or objection to title or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller, at law or in equity, therefor.

     10.4. Purchaser's Right to Accept Title.  Notwithstanding the provisions of
Section 10.3 hereof, Purchaser may, upon written notice to Seller at any time on or before the Closing Date (as the same may have been adjourned by Seller in accordance with the provisions of Section 10.3 hereof), elect to accept such title as Seller can convey, notwithstanding the existence of any Title Defects. In such event, (i) this Agreement shall remain in force and effect, (ii) the parties shall proceed to Closing and (iii) Purchaser shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise by reason of the Title Defects.

     10.5.  Seller's  Obligation.  Notwithstanding  anything  contained  in this
Article 10 the contrary, Seller shall at or prior to Closing discharge any mortgage affecting the Property (together with any other documents evidencing or securing any such mortgage or otherwise executed in connection therewith) and any other Title Defects (i) which are knowingly and intentionally created by Seller subsequent to the date hereof or (ii) which may be discharged solely by the payment of a sum of money, not to exceed $150,000 in the aggregate.

     10.6. Title Affidavits, Etc.

          (a) If requested by Title Insurer, Seller shall deliver (i) one or more reasonable and customary title affidavits executed by Seller (or an officer thereof), certifying to factual matters concerning Seller or the Premises which are within the knowledge of Seller, (including, without limitation, any reasonable and customary affidavit which may be required in order to omit from title insurance coverage any exceptions for judgments, bankruptcies or other returns against persons or entities, other than Seller, whose names are the same as or similar to Seller's name), and (ii) documents evidencing Seller's payment of franchise or unincorporated business taxes, as applicable.

          (b) If requested by Title Insurer, Purchaser shall deliver (i) one or more reasonable and customary title affidavits executed by Purchaser (or an officer thereof), certifying to factual matters concerning Purchaser or the Premises which are within the knowledge of Purchaser (or an officer thereof) (including, without limitation, any reasonable and customary affidavit which may be required in order to omit from title insurance coverage any exceptions for judgments, bankruptcies or other returns against persons or entities, other than Purchaser, whose names are the same as or similar to Purchaser's name), and (ii) documents evidencing Purchaser's payment of franchise or unincorporated business taxes, as applicable, or dissolution taxes.

     10.7. Violations. Seller shall have no responsibility to cure, or cause to be cured, any Violations, whether the same have been noted or issued as of the date hereof or are first noted or issued after the date hereof, and Purchaser, in all events, agrees to close title to the Premises subject thereto. As used herein, the term "Violation(s)" shall mean any violation of any law or municipal ordinance, order or requirement noted or issued against the Property by any federal, state or municipal department having jurisdiction over the Property.

                      ARTICLE 11. CASUALTY AND CONDEMNATION
                      -------------------------------------

     11.1. Casualty.

          (1) For purposes of this Article 11, the following terms shall have the meanings indicated:

               "MAJOR CASUALTY" means a fire in or other casualty to the Building which causes damage or injury to the Premises and results in Restoration Costs in excess of an amount equal to five percent (5%) of the Purchase Price.

               "RESTORATION COSTS" means the cost to repair or restore (as reasonably determined by an architect or engineer selected by Seller and approved by Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed) the damage to the Building caused by a fire or other casualty, exclusive of the cost of any such repair or restoration for which Seller, as the landlord under any Lease, is not responsible.

          (2) If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Building which is not a Major Casualty, then Purchaser shall have no right to terminate this Agreement and shall purchase the Premises in its damaged condition without reduction of or offset against the Purchase Price or any other claim against Seller (other than a credit against the Cash Balance in the amount of the deductible, if any, under Seller's policy of casualty insurance.) Seller shall assign to Purchaser the right to receive any insurance proceeds payable to Seller as a result of such fire or other casualty; provided, however, that Seller shall be entitled to retain (to the extent theretofore paid to Seller), and shall not be obligated to assign the right to receive (to the extent not theretofore paid to Seller), an amount of such insurance proceeds equal to Seller's expenses, if any, incurred in collecting such proceeds and repairing the damage caused by fire or other casualty.

          (3) If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Building which is a Major Casualty, then Purchaser shall have the option, to be exercised by notice given to Seller within fifteen (15) days after the date of such casualty, to terminate this Agreement. If Purchaser shall so elect to terminate this Agreement, the Deposit shall be refunded to Purchaser, whereupon neither party hereto shall have any further obligation to the other hereunder), except for those obligations which expressly survive the termination of this Agreement. If Purchaser shall not elect to terminate this Agreement as provided in this subclause (c), then this Agreement shall remain in full force and effect with respect and the provisions of Section 11.1(b) above shall apply to such damage and any insurance proceeds payable in connection therewith.

          (4) If  Purchaser  elects or is otherwise  obligated  pursuant to this
     Section 11.1 to proceed to Closing following the occurrence of a fire or other casualty, Seller shall not adjust the claim which arises under its insurance policy without first obtaining Purchaser's consent, which consent shall not be unreasonably withheld.

          (5) In no event shall Seller have any obligation to repair any damage or destruction to the Building, but Seller shall have the right to do so and utilize insurance proceeds for such purpose.

          (6) Seller and Purchaser  expressly intend that the provisions of this
     Section 11.1 shall govern in the event of a fire or other casualty.

     11.2. Condemnation.

          (1) If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would result in the taking of all or any material portion of the Premises, then Purchaser may elect to terminate this Agreement by giving written notice of its election to Seller within fifteen (15) days after receiving notice of such prospective taking. If Purchaser shall so elect to terminate this Agreement, the Deposit shall be refunded to Purchaser, whereupon neither party hereto shall have any further obligation to the other hereunder, except for those obligations which expressly survive the termination of this Agreement. If Purchaser does not so elect to terminate this Agreement, then the parties hereto shall proceed to the Closing without reduction of or offset against the Purchase Price and Purchaser shall have no other claim against Seller. In such event, all of Seller's right, title and interest in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Purchaser. In no event shall Seller have any obligation to repair or restore the Premises or any portion thereof by reason of any condemnation..

          (2) If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would result in the taking of less than a material portion of the Premises, such as a taking of an immaterial portion of the Premises to effectuate a road widening, then neither Seller nor Purchaser may terminate this Agreement and the parties shall proceed to the Closing without reduction of or offset against the Purchase Price and Purchaser shall have no other claim against Seller. In such event, all of Seller's right, title and interest in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Purchaser. In no event shall Seller have any obligation to repair or restore the Premises or any portion thereof by reason of any condemnation.

                        ARTICLE 12. DEFAULT AND REMEDIES
                        --------------------------------

     12.1. Default By Purchaser. If Purchaser (i) defaults in its Closing obligations (i.e., defaults in the payment of the Purchase Price or otherwise in the performance of any of its obligations hereunder which are to be performed on, or as of, the Closing Date), or (ii) otherwise materially defaults hereunder and such other material default is not cured within ten (10) days after notice thereof from Seller to Purchaser, then, and in any of such events, Seller, as its sole remedy therefor, may terminate this Agreement by written notice to Purchaser, whereupon the Deposit shall be paid to Seller as liquidated damages on account of such default, and, thereafter, neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. Seller and Purchaser agree that the aforesaid liquidated damages are a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller's removal of the Premises from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture.

     12.2. Default By Seller. If Seller (i) defaults in its Closing obligations (i.e., defaults in the performance of any of its obligations hereunder which are to be performed on, or as of, the Closing Date), or (ii) otherwise materially defaults hereunder and such material Default is not cured within ten (10) days after notice thereof from Purchaser to Seller, then, and in either such event, Purchaser may, as its sole remedy therefor, either (x) pursue an action for specific performance of this Agreement by Seller hereunder, without abatement, credit against or reduction of the Purchase Price or (y) terminate this Agreement by written notice to Seller and Escrowee, whereupon the Deposit shall be refunded to Purchaser; it being understood and agreed that in no event shall Purchaser be entitled to money damages. Notwithstanding the foregoing, (A) if Seller wilfully defaults in the performance of its obligations hereunder beyond any applicable notice and cure period and Purchaser terminates this Agreement by reason thereof, Purchaser shall have a claim for damages on account thereof, not to exceed $150,000 in the aggregate and (B) if Seller wilfully defaults in the performance of its Closing obligations hereunder and Purchaser prevails in an action for specific performance, Purchaser shall be entitled to reimbursement from Seller in an amount equal to reasonable attorneys' fees and disbursements incurred by Purchaser in connection with prosecuting the action for specific performance, not to exceed $50,000 in the aggregate. Except as expressly provided in this Section 12.2, Purchaser waives any other right or remedy, at law or in equity, which Purchaser may have or be entitled to as a result of any default by Seller.

     12.3. Post-Closing Breach of Representation. If Purchaser proceeds to Closing with constructive or actual knowledge of any inaccuracy in an express representation of Seller which may be confirmed through review of materials actually delivered by Seller to Purchaser, or with actual knowledge of an inaccuracy in any other express representation of Seller, Purchaser shall be deemed to have waived objection to such inaccuracy and shall have no right of action or claim against Seller for damages or otherwise by reason thereof. If, after the Closing, Purchaser shall first learn of an inaccuracy in any express representation of Seller (made as of the Closing Date), which representation expressly survives Closing, then Purchaser shall have a claim for damages on account thereof, provided that (i) any claim not brought within the Representation Survival Period shall be deemed waived, (ii) Purchaser hereby waives the right to collect or seek to collect consequential or punitive damages and (iii) Purchaser reasonably can demonstrate that the damages sustained by Purchaser as a result of such inaccuracy exceed $25,000.

                               ARTICLE 13. BROKER
                               ------------------

     13.1. Broker. Purchaser and Seller each represents and warrants to the other that such party has not had any conversations or dealings with any broker, finder or other similar party in connection with the transactions contemplated hereby other than Broker. Purchaser and Seller (each, an "INDEMNIFYING PARTY") shall indemnify, defend and hold the other harmless from and against any and all claims, liabilities, losses, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses), arising out of a claim of a breach of the representation made by the Indemnifying Party pursuant to the immediately preceding sentence. Seller shall pay any brokerage commission or similar compensation due to Broker pursuant to a separate written agreement. The provisions of this Section 13.1 shall survive the Closing or termination of this Agreement.

                             ARTICLE 14. ASSIGNMENT
                             ----------------------

     14.1. No Assignment by Purchaser. Neither this Agreement nor any of the rights of Purchaser hereunder (nor the benefits of such rights) may be assigned, transferred or encumbered without Seller's prior written consent (which consent may be withheld in Seller's sole and absolute discretion) and any purported assignment, transfer or encumbrance without Seller's prior written consent shall be void. Notwithstanding the foregoing, Purchaser may assign this Agreement without Seller's consent to any entity in which Purchaser owns a direct or indirect beneficial interest or in which William Glazer is a principle, provided that (i) on or prior to the effective date of such assignment, Purchaser delivers to Seller evidence of the ownership of Purchaser (if applicable) and the proposed assignee so as to permit Seller to verify that such proposed assignee is a permitted assignee, (ii) on or prior to the effective date of such assignment, Purchaser shall deliver to Seller a written assumption, in form reasonably satisfactory to Seller and duly executed and acknowledged by the assignee, in which the assignee agrees to assume all of Purchaser's covenants, agreements and obligations under this Agreement and (iii) promptly following any such assignment, Purchaser shall pay to Seller any amounts paid or payable to Purchaser expressly by reason of such assignment, it being understood that the foregoing shall not constitute an entitlement to any amounts payable to Purchaser in the nature of capital contributions, distributions, promote fees, carried interest or otherwise under the organizational documents of the assignee. As of the date of any assignment of this Agreement in accordance with the provisions of this Section 14.1, the representations of Purchaser named herein set forth in Section 9.1 hereof shall be remade as to the assignee, as Purchaser, except that the representations and warranties set forth in Section 9.1(a) hereof shall be modified accordingly. Purchaser named herein shall remain fully liable for all of Purchaser's covenants, agreements and obligations under this Agreement notwithstanding any such permitted assignment pursuant to this
Section 14.1.

                              ARTICLE 15. COVENANTS
                              ---------------------

     15.1. Operation of Premises. Between the date hereof and the Closing Date, Seller shall continue to maintain the Premises in the ordinary course and substantially in accordance with the practices and procedures customarily followed by Seller in the maintenance of the Premises prior to the date hereof; provided, however, that Seller shall have no obligation to make any repairs or expenditures that are capital in nature.

     15.2. Insurance. Between the date hereof and the Closing Date, Seller shall either (a) maintain in full force and effect the fire and other casualty insurance coverages described in Exhibit J attached hereto or (b) replace such insurance policies with other policies providing coverage equivalent thereto.

     15.3. Modification of Leases. Between the date hereof and the Closing Date, Seller shall not modify or amend any of the Existing Leases or any of the New Leases without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld; provided, however, Seller shall have the right, without Purchaser's consent, to enter into any modification or amendment of an Existing Lease or a New Lease if the same is required pursuant to the terms of the Existing Lease or the New Lease, as the case may be, or if the same is entered into to effectuate or memorialize the exercise of any right or option contained in the Existing Lease or the New Lease, as the case may be. If required, Purchaser's consent shall be deemed granted if not denied by notice (stating the grounds for denial with reasonable specificity) given to Seller within five (5) Business Days after request for such consent by Seller.

     15.4. Termination of Leases. Between the date hereof and the Closing Date, Seller shall not cancel, accept the surrender of, or terminate any of the Existing Leases or New Leases without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld; provided, however, Seller shall have the right, without Purchaser's consent, to cancel, accept the surrender of, or terminate an Existing Lease or a New Lease (i) if such cancellation, surrender or termination is predicated upon a default of the tenant thereunder or (ii) if such cancellation, surrender or termination is made by the tenant pursuant to the terms of the Existing Lease or the New Lease, as the case may be. Seller shall furnish Purchaser promptly after the occurrence thereof with notice of any such cancellation, surrender or termination. If required, Purchaser's consent shall be deemed granted if not denied by notice (stating the grounds for denial with reasonable specificity) given to Seller within five (5) Business Days after request for such consent by Seller.

     15.5. New Leases. Between the date hereof and the Closing Date, Seller shall not enter into any New Leases without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld.

     15.6. Leasing Costs.

          (1) If the commencement date or effective date of any Lease Cost Transaction (hereinafter defined) shall occur on or after the Closing Date, Purchaser shall pay and be solely responsible for all Leasing Costs incurred in connection therewith. If the commencement date or effective date of any Lease Cost Transaction shall occur subsequent to the date hereof but prior to the Closing Date, Seller shall pay and be responsible for Seller's Proportionate Share (hereinafter defined) of Leasing Costs incurred in connection therewith and Purchaser shall pay and be responsible for the balance of such Leasing Costs.

          (2) For purposes of this Section 15.6:

               (1) The term  "LEASE  COST  TRANSACTION"  shall  mean (A) any New
          Lease or any modification or amendment of a New Lease to which Purchaser has consented or to which Purchaser's consent is not required in accordance with the terms hereof and (B) any modification or amendment of an Existing Lease to which Purchaser has consented or to which Purchaser's consent is not required in accordance with the terms hereof, (C) any renewal option, extension option or expansion option which is exercised between the date hereof and the Closing Date pursuant to the terms of an Existing Lease or a New Lease, (D) any space leased pursuant to a right of first refusal or first offer or similar right which is exercised between the date hereof and the Closing Date and (E) the failure timely to exercise any termination right set forth in an Existing Lease or a New Lease at any time after the date hereof; and

               (2) The term "SELLER'S PROPORTIONATE SHARE " shall mean a fraction, the numerator of which shall be the number of days from the effective date or commencement date of a Lease Cost Transaction to (but not including) the Closing Date and the denominator of which shall be the number of days from the commencement date or effective date of such Lease Cost Transaction to the stated expiration date of the Lease.

     15.7. Service Contracts. Subject to the provisions of Section 7.1(j) hereof, Seller shall at or prior to Closing terminate each of the Existing Service Contracts and any other service contracts or agreements which pertain to the Property, other than (x) the Security Contracts and (y) the Tenant Brokerage Agreements (if any.)

     15.8. Accounts Payable. On or before the date which is thirty days after the Closing Date, Seller shall pay accrued, unpaid amounts due under the Service Contracts terminated by Seller in accordance with the provisions of Section 15.7 hereof. The provisions of this Section 15.8 shall survive Closing.

     15.9. Tenant Estoppel Certificates. Subsequent to the Due Diligence Expiration Date, Seller shall request that each Tenant under an Existing Lease execute and deliver to Purchaser a Tenant Estoppel Certificate, and thereafter use commercially reasonable efforts to obtain the same, provided that Seller shall not be required to pay any sum of money or commence any action or proceeding to obtain a Tenant Estoppel Certificate.

     15.10. Notices. Promptly following its receipt thereof, Seller shall furnish Purchaser with a copy of any written notice received by Seller which contradicts any representation expressly made by Seller herein.


                            ARTICLE 16. MISCELLANEOUS
                            -------------------------

     16.1. Notices. (1) All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been given:
(i) upon delivery, if personally delivered; (ii) one (1) Business Day after deposit with a nationally recognized overnight delivery service marked for delivery on the next Business Day; or (iii) upon receipt when transmitted by telecopy, provided that notice is also sent by one of the foregoing three methods, in each case addressed to the party for whom it is intended at its address hereinafter set forth:

                  If to Seller:

                           Wellsford Capital Properties, L.L.C.
                           c/o Wellsford Real Properties, Inc.
                           535 Madison Avenue
                           26th Floor
                           New York, New York  10022
                           Attention: Bill Darrow
                           Telecopy No: (212) 421-7244

                  with a copy to:

                           Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                           New York, New York  10104
                           Attention: Dennis M. Sughrue, Esq.
                           Telecopy No. (212) 541-4630

                  If to Purchaser:

                           Keystone Real Estate Management, Inc.
                           1150 First Avenue, Suite 100
                           King of Prussia, Pennsylvania  19406
                           Attention: Bill Glazer
                           Telecopy No. (610) 337-2284

                  with a copy to:

                           Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 South Broad Street
                           Philadelphia, Pennsylvania 19102-5003
                           Attention: Bradley A. Krouse, Esq.

                  If to Escrowee:

                           The Abstract Company
                           1520 Locust Street, 11th Floor
                           Philadelphia, Pennsylvania 19102
                           Attention: Sandy Fox Jones

          (2) Any party may designate a change of address by written notice to the others given in accordance with the provisions of this Section 16.1.

          (3) The attorney for any party may send notices on that party's behalf.

     16.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

     16.3. Successors. All of the provisions of this Agreement and of any of the documents and instruments executed in connection herewith shall apply to and be binding upon, and inure to the benefit of Seller and Purchaser, their successors and their permitted assigns.

     16.4. No Third Party Beneficiary. This Agreement and each of the provisions hereof are solely for the benefit of Purchaser and Seller and their permitted assigns. No provisions of this Agreement or of any of the documents and instruments executed in connection herewith shall be construed as creating in any person or entity other than Purchaser and Seller and their permitted assigns any rights of any nature whatsoever.

     16.5. No Personal Liability. Purchaser shall look only to Seller's estate and interest in the Property for the collection of a judgement (or other judicial process) requiring the payment of money by Seller in the event that Purchaser is expressly entitled to a damage claim against Seller pursuant to the terms of this Agreement, and no other property or assets of Seller or its partners, members, officers, managers, shareholders or principals, disclosed or undisclosed, shall be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of any such damage claim against Seller under or with respect to this Agreement. The foregoing provisions of this section are not intended to, and shall not, limit any express right that Purchaser might otherwise have to obtain equitable relief (including the remedy of specific performance where applicable and appropriate) against Seller. The terms and provisions of this subsection shall survive the Closing or the earlier termination of this Agreement.

     16.6. Entire Agreement. This Agreement, together with the exhibits annexed hereto and the documents and instruments executed and delivered in connection herewith, set forth the entire agreement between Purchaser and Seller relating to the transactions contemplated hereby and all other prior or contemporaneous agreements, understandings, representations or statements, oral or written, relating directly to the Property are superseded hereby.

     16.7. Severability. If any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained therein, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect undisturbed and unmodified in any way.

     16.8. Modification. This Agreement and the terms hereof may not be changed, waived, modified, supplemented, canceled, discharged or terminated orally, but only by an instrument or instruments in writing executed and delivered by Seller and Purchaser.

     16.9. Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS OR CERTIFICATES EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

     16.10. Venue. Purchaser and Seller each hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of this Agreement or the transactions contemplated hereby brought in any federal or state court sitting in the State of New Jersey and hereby further irrevocably waives and claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Seller and Purchaser further hereby expressly submits to the jurisdiction of all federal and state courts sitting in the State of New Jersey.

     16.11. No Recording. Neither this Agreement nor any memorandum hereof shall be recorded. Each party hereby agrees to indemnify and hold harmless the others for all liabilities, losses, damages, liens, suits, claims, costs and expenses (including reasonable attorneys' fees) incurred by the others by reason of a breach of the foregoing covenant.

     16.12. Captions. The captions and table of contents in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

     16.13. Counterparts; Effectiveness of Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which together will constitute one instrument. This Agreement shall not be effective unless and until the same has been executed and delivered by all parties hereto whether in one or more counterparts.

     16.14. Merger. The delivery of the Deed to Purchaser and the closing of title to the Property shall be deemed to constitute full performance and discharge by Seller of every agreement and obligation on the part of Seller to be performed hereunder, and no agreement, promise, representation or warranty, express or implied, on the part of Seller shall survive Closing unless expressly set forth to the contrary herein.

                     [Rest of Page Left Intentionally Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    Seller:

                                    WELLSFORD CAPITAL PROPERTIES, L.L.C.

                                    By: Wellsford Capital, its sole member

                                    By: /s/ William H. Darrow II
                                        ----------------------------
                                        Name: William H. Darrow II
                                        Title: Vice President

                                    Purchaser:

                                    KEYSTONE REAL ESTATE MANAGEMENT, INC.


                                    By: /s/ William Glazer
                                        ----------------------------
                                        Name: William Glazer
                                        Title: Vice President

Agreed as to Section 3.2 only:

THE ABSTRACT COMPANY


By: /s/ Sandra Fox Jones
----------------------------
Name: Sandra Fox Jones
Title: Authorized Signatory

                                    Exhibit A
                                   (the Land)

All that certain plot, piece or parcel of land, with buildings and improvements thereon erected, situate, lying and being in the Township of Cherry Hill, County of Camden and State of New Jersey being described as follows:

BEGINNING at a point in the easterly line of Cuthbert Boulevard (also known as Lexington Avenue), at a corner to lands now or formerly of Thomas W. Baker, et ux, said point bearing South 7 degrees 51 minutes 7 seconds East 199.77 feet from a found monument in Cuthbert Boulevard at Station 47+02.67 and extending; thence

(a) South 3 degrees 48 minutes 35 seconds West, a distance of 299.93 feet to a point; thence

(b)  Along a curve to the left with a radius of 296.24 feet,  an arc distance of
     71.51 feet to a point; thence

(c) Continuing on a curve, curving to the left having a radius of 160.00 feet, an arc distance of 56.13 feet to a point; thence

(d) South 57 degrees 14 minutes 19 seconds East, a distance of 39.90 feet to a point; thence

(e) Along a curve, curving to the right having a radius of 158.00 feet, an arc distance of 83.42 feet to a point; thence

(f) Continuing along a curve, curving to the right having a radius of 308.00 feet, an arc distance of 114.18 feet to the point and place of BEGINNING, and from said BEGINNING point running thence:

(1) North 26 degrees 23 minutes 5 seconds East, a distance of 825.19 feet to a point; thence

(2) South 39 degrees 36 minutes 55 seconds East, a distance of 688.48 feet to a point; thence

(3) South 50 degrees 23 minutes 5 seconds West, a distance of 625.00 feet to a point; thence

(4) South 52 degrees 51 minutes 55 seconds East, a distance of 128.48 feet to a point; thence

(5) South 36 degrees 46 minutes 00 seconds West, a distance of 40.00 feet to a point, the intersection of the East property line; thence

(6) North 79 degrees 14 minutes 00 seconds West, a distance of 16.38 feet to a point; thence

(7) South 36 degrees 46 minutes 00 seconds West, a distance of 252.72 feet to a point on the northeasterly right-of-way line of New Jersey State Highway Route 70; thence

(8) North 52 degrees 51 minutes 20 seconds West, a distance of 109.97 feet along the northeasterly right-of-way line of New Jersey State Highway Route 70; thence

(9) Along a cure, curving to the right having a radius of 239.67 feet, an arc distance of 76.97 feet along the northeasterly right-of-way of Ramp "D" connecting with New Jersey State Highway Route 70 with Cuthbert Boulevard to a point; thence

(10) Along a curve, curving to the right having a radius of 239.67 feet, an arc distance of 58.06 feet along same right-of-way line to a point; thence

(11) Along a curve, curving to the right having a radius of 239.67 feet, an arc distance of 19.31 feet along the same right-of-way line to a point of reverse curvature; thence

(12) Along a curve, curving to the left having a radius of 400.00 feet, an arc distance of 117.54 feet along the same right-of-way line to a point; thence

(13) Along a curve, curving to the left having a radius of 400.00 feet, an arc distance of 53.66 feet along the same right-of-way line to a point; thence

(14) Along a curve, curving to the left having a radius of 400.00 feet, an arc distance of 142.09 feet along the same right-of-way to the point and place of BEGINNING.

                                    Exhibit B
                                (Existing Leases)

1. Lease Agreement, dated as of August 14, 2000, by and between Wellsford Capital Properties, L.L.C., as Landlord, and Professional, Industrial & Technical Workers Union (PITWU), as Tenant.

2. Lease Agreement, dated as of January (undated), 1999, by and between Wellsford Capital Properties, L.L.C., as Landlord, and Robinson Associates d/b/a Invention Submission Corporation, as Tenant, as amended pursuant to that certain Amendment to Lease Agreement, undated, by and between Landlord and Tenant.

3. Lease, dated as of September 7, 1990, by and between Happy Balcony Properties Limited Partnership ("Happy Properties"), as landlord, and John
     G. Reutter Associates ("John"), as tenant, which Lease was modified pursuant to that certain Supplemental Agreement, dated as of October 19, 1990, by and between Happy Properties and John, which Lease was assigned, pursuant to that certain Assignment of Lease, dated as of December 3, 1990, by and between John, as assignor, and Harperson Engineering, P.C., as assignee, which Lease was further amended pursuant to that certain Second Amendment to Lease, dated as of November 9, 1993, by and between Mortgage and Realty Trust, as successor in interest to Happy Properties and Reutter Engineering, as Tenant, which was further modified pursuant to that certain Additional Space and Extension Agreement, dated as of August 30, 1996, by and between VPT Real Estate Corporation V, as Landlord, and Tenant.

4. Lease Agreement, dated as of May 21, 1999, by and between Wellsford Capital Properties, L.L.C., as Landlord, and Ste-Lar Textiles, Inc., as Tenant, which was amended pursuant to that certain Amendment to Lease Agreement, dated as of May 22, 2000, by and between Landlord and Tenant.

5. Office Lease, dated as of January 1, 1997, by and between VPT Real Estate Corporation V ("VPT"), as landlord and Tierney and Partners, Inc., as Tenant, which was amended pursuant to that certain Amendment to Agreement of Lease, undated, by and between Landlord and tenant, which was further amended pursuant to that certain Second Amendment to Agreement of Lease, dated as of May 1, 1999, by and between Wellsford Capital Properties, L.L.C. ("Wellsford"), as successor in interest to VPT, and Tenant, which was further amended pursuant to that certain Third Amendment to Agreement of Lease, dated as of May 1, 2000, by and between Wellsford, as landlord, and Tenant.

6. Lease Agreement, dated as of August 22, 2000, by and between Wellsford Capital Properties, L.L.C., as Landlord, and Accredited Alarms Ltd., as Tenant.

7. Lease, dated as of July 30, 1992, by and between Happy Balcony Properties Limited Partnership ("Happy Properties"), as landlord, and Campbell Soup Company, as Tenant, which was amended pursuant to that certain Amendment to Lease, dated as of August 14, 1994, by and between Mortgage and Realty Trust, as successor in interest to Happy Properties, and Tenant, and which was extended pursuant to a letter, dated as of May 9, 2000, by Tenant, and further extended pursuant to a letter, dated as of November 13, 2000, by Tenant.

8. Lease, dated as of November 8, 1989, by and between Happy Balcony Properties, Limited Partnership ("Happy Properties"), as landlord, and Chilton Engineering, Inc., as Tenant, which was amended pursuant to that certain Amendment to Lease, dated as of March 1, 1995, by and between Mortgage and Realty Trust, as successor in interest to Happy Properties, and Tenant, which was further amended pursuant to that certain Second Lease Amendment, dated as of November 3, 1995, by and between Mortgage and Realty Trust, as landlord, and Tenant, which was further amended pursuant to that certain Third Amendment to Lease, dated as of October 28, 1996, by and between VPT Real Estate Corporation V, as successor in interest to Mortgage and Realty Trust, and Tenant, which was further amended pursuant to that certain Fourth Amendment to Office Lease, dated as of May 1, 1999, by and between Wellsford capital Properties, L.L.C., as successor in interest to VPT Real Estate Corporation V, and Tenant.

9. Lease Agreement, dated as of March 17, 1997, by and between VPT Real Estate Corporation V, as Landlord, and Computer Learning Centers, Inc., as Tenant, which was amended pursuant to that certain Amendment to Agreement of Lease, dated as of April 1, 1998, by and between Landlord and Tenant.

10. Lease Agreement, dated as of December 10, 1999, by and between Wellsford Capital Properties, L.L.C., as Landlord, and Environmental Services and Technologies, Inc., as Tenant.

11. Lease Agreement, dated as of May 9, 1997, by and between VPT Real Estate Corporation V, as landlord, and Innovative Software Solutions, Inc., as Tenant, which was amended pursuant to that certain Amendment to Lease Agreement, dated as of January 19, 2000, By and between Wellsford Capital Properties, L.L.C., as Landlord, and Tenant.

12.  Lease  Agreement,  dated  as of June 30,  1999,  by and  between  Wellsford
     Capital  Properties,   L.L.C.,  as  Landlord,   and  Innovative   Financial
     Strategies, Inc., as Tenant.

13. Lease Agreement, dated as of 1999 (undated), by and between Wellsford Capital Properties, L.L.C., as Landlord, and MRS East, L.L.C., as Tenant.

14. Lease Agreement, dated as of December 24, 1998, by and between Wellsford Capital Properties, L.L.C., as Landlord, and Networking Plus, Inc., as Tenant.

                                    Exhibit C

                          (Existing Service Contracts)

1. Agreement, dated as of June 1, 2000, by and between Two Executive Campus and Electronic Security Corp. of America (Account #6039).

2. Agreement, dated as of June 1, 2000, by and between Two Executive Campus and Electronic Security Corp. of America (Account # 510320).

3. Agreement, dated as of June 1, 2000, by and between Two Executive Campus and Electronic Security Corp. of America (Account # E8024) (items 1 through 3 above, collectively, the "Security Contracts").

4. Service Contract, dated as of September 21, 1999, by and between Grubb & Ellis Management Services, Inc., as agent for Wellsford Real Properties, and The Arthur Jackson Company.

5. Service Contract, dated as of May 18, 2000, by and between Grubb & Ellis Management Services, Inc., as agent for Wellsford Real Properties, and Axelrod Energy Services, Inc.

6. Service Contract, dated as of October 1, 1999, by and between Grubb & Ellis Management Services, Inc., as agent for Wellsford Real Properties, and Crabtree's Landscaping and Irrigation.

7. Service Contract, dated as of February 11, 2000, by and between Grubb & Ellis Management Services, Inc., as agent for Wellsford Real Properties, and GenServe, Inc.

8. Service Contract, dated as of April 4, 2000, by and between Grubb & Ellis Management Services, Inc., as agent for Wellsford Real Properties, and Penn City Elevator Company

9. Agreement, dated as of May 1, 1998, by and between Grubb & Ellis Management Services, Inc., as manager for VPT Real Estate Corp V/Two Executive Campus, and BFI Waste Systems of New Jersey, Inc.

10.  Agreement,  dated as of November  20,  1998,  by and between  Grubb & Ellis
     Management Services, Inc., as manager for VPT Real Estate Corp V/Two Executive Campus, and Zap Pest Control.

11. Agreement, dated as of May 1, 1998, by and between Grubb & Ellis Management Services, Inc., as manager for VPT Real Estate Corp V/Two Executive Campus, and Living Interior Plant Service.

12. Agreement, dated as of August 13, 1998, by and between Grubb & Ellis Management Services, Inc., as manager for VPT Real Estate Corp V/Two Executive Campus, and Tri-County Pavement Maintenance, Inc.

13. Leasing Agency Agreement dated May 1, 2000 between Seller and Grubb & Ellis Company (the "Leasing Agency Agreement").

14. Property Management Agreement, dated as of May 1, 2000, by and between Wellsford Capital Properties, LLC and Grubb & Ellis Management Services, Inc. (the "Property Management Agreement").

                                    Exhibit D

                      (Form of Tenant Estoppel Certificate)

                           TENANT ESTOPPEL CERTIFICATE

Landlord:         Wellsford Capital Properties, L.L.C.

Tenant:  _____________________________

Original Lease Date:       ________________.

The undersigned Tenant under the above-referenced Lease (the "LEASE") hereby ratifies and certifies to Keystone Real Estate Management, Inc. or its affiliate ("PURCHASER"), as the prospective purchaser of the real property commonly known as Two Executive Campus, Cherry Hill, New Jersey (the "PROPERTY") of which the premises demised under the Lease is a part (the "PREMISES"), and to any lender providing financing to Purchaser in connection with its acquisition of such real property ("LENDER"), as follows:

1. The CURRENT term of the Lease commenced on ____________ and expires on __________. Tenant has accepted and is in possession of the Premises.

2. The Lease presently calls for monthly installments of fixed or base rent of $___________.

4. _______ Rent has been paid to and including ____________, 2000, and no advance rental or other payment has been made in connection with the Lease, except rental for the current month. Tenant has no defenses or set-offs to the payment of rent.

5.   A security deposit in the amount of $ _________ is being held by Landlord.

6. There is no existing event of default on the part of the Landlord or the Tenant in any of the terms and conditions of the Lease.*

7. The Lease is valid and in full force and effect and represents the entire agreement between the parties, and the Lease has (check one):

               ( )  not  been  amended,  modified,  supplemented,   extended,
                    renewed or assigned.

               ( ) been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:
                    -------------------------------------------------------

----------

*  Will accept modified to Tenant's knowledge as to Landlord default.

8. As of the date hereof, Landlord has fully performed all of its obligations under the Lease and satisfied all commitments made to induce Tenant to enter into the Lease and Tenant is not entitled to any rental inducements, "free rent", rent allowance, rent credits or other concession or economic inducements in connection with the Lease throughout the remainder of the term except as follows:
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     -----------------------------.

9. All construction, build-out, improvements, or alterations to the Premises required under the Lease have been fully completed in accordance with the plans and specifications described in the Lease and all contributions required to be made by Landlord throughout the term of the Lease on account thereof have been made except as _____ follows:
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     --------------------------------------.

10. There are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

11. Tenant has no renewal, extension, cancellation or expansion rights under the Lease, except to the extent expressly set forth in the Lease.

12. Tenant has no right of first offer or refusal with respect to, or other option to purchase, all or any portion of the Premises.

13. Tenant has not assigned, transferred or pledged the Lease or any interest therein or sublet any portion thereof except as follows:
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     --------------------------------------.

     This   certificate  has  been  given  to  Purchaser  and  Lender  with  the understanding that Purchaser is acquiring the Property in reliance on this Tenant Estoppel Certificate and Lender will rely hereon in connection with loans which will be secured by the Property. The undersigned hereby certifies that he or she is duly authorized to sign and deliver this Tenant Estoppel Certificate.

                                               Tenant:



Date:  _________, ______.              By:
                                          --------------------------------------
                                               Name:
                                               Title:

                                    Exhibit E

                             (Form of Bill of Sale)

                                  BILL OF SALE

                         KNOW ALL MEN BY THESE PRESENTS,

     That WELLSFORD CAPITAL PROPERTIES, L.L.C., having an office at 535 Madison Avenue, 26th Floor, New York, New York 10022 ("GRANTOR"), for and in
consideration of the sum of Ten Dollars ($10.00), lawful money of the United States, to it in hand paid, at or before delivery of these presents by KEYSTONE REAL ESTATE MANAGEMENT, INC., having an office at 1150 First Avenue, Suite 100, King of Prussia, Pennsylvania 19406 ("GRANTEE"), the receipt of which is hereby acknowledged, by these presents does hereby convey, without any recourse, representation or warranty of any kind, unto Grantee, its successors and assigns, all right, title and interest of Grantor, if any, in and to all personal property affixed to, located upon or used in connection with the real property described in Schedule 1 annexed hereto and made a part hereof.

     TO HAVE AND TO HOLD the same unto Grantee, its successors and assigns forever.

     This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, Grantor has caused this instrument to be duly executed as of this ___ day of ------, ----.


                  WELLSFORD CAPITAL PROPERTIES, L.L.C.

                  By: Wellsford Capital, a Maryland real estate investment trust


                  By: _______________________________
                            Name:
                            Title:

                                   Schedule 1
                                   ----------

All that certain plot, piece or parcel of land, with buildings and improvements thereon erected, situate, lying and being in the Township of Cherry Hill, County of Camden and State of New Jersey being described as follows:

BEGINNING at a point in the easterly line of Cuthbert Boulevard (also known as Lexington Avenue), at a corner to lands now or formerly of Thomas W. Baker, et ux, said point bearing South 7 degrees 51 minutes 7 seconds East 199.77 feet from a found monument in Cuthbert Boulevard at Station 47+02.67 and extending; thence

(a) South 3 degrees 48 minutes 35 seconds West, a distance of 299.93 feet to a point; thence

(b)  Along a curve to the left with a radius of 296.24 feet,  an arc distance of
     71.51 feet to a point; thence

(c) Continuing on a curve, curving to the left having a radius of 160.00 feet, an arc distance of 56.13 feet to a point; thence

(d) South 57 degrees 14 minutes 19 seconds East, a distance of 39.90 feet to a point; thence

(e) Along a curve, curving to the right having a radius of 158.00 feet, an arc distance of 83.42 feet to a point; thence

(f) Continuing along a curve, curving to the right having a radius of 308.00 feet, an arc distance of 114.18 feet to the point and place of BEGINNING, and from said BEGINNING point running thence:

(1) North 26 degrees 23 minutes 5 seconds East, a distance of 825.19 feet to a point; thence

(2) South 39 degrees 36 minutes 55 seconds East, a distance of 688.48 feet to a point; thence

(3) South 50 degrees 23 minutes 5 seconds West, a distance of 625.00 feet to a point; thence

(4) South 52 degrees 51 minutes 55 seconds East, a distance of 128.48 feet to a point; thence

(5) South 36 degrees 46 minutes 00 seconds West, a distance of 40.00 feet to a point, the intersection of the East property line; thence

(6) North 79 degrees 14 minutes 00 seconds West, a distance of 16.38 feet to a point; thence

(7) South 36 degrees 46 minutes 00 seconds West, a distance of 252.72 feet to a point on the northeasterly right-of-way line of New Jersey State Highway Route 70; thence

(8) North 52 degrees 51 minutes 20 seconds West, a distance of 109.97 feet along the northeasterly right-of-way line of New Jersey State Highway Route 70; thence

(9) Along a cure, curving to the right having a radius of 239.67 feet, an arc distance of 76.97 feet along the northeasterly right-of-way of Ramp "D" connecting with New Jersey State Highway Route 70 with Cuthbert Boulevard to a point; thence

(10) Along a curve, curving to the right having a radius of 239.67 feet, an arc distance of 58.06 feet along same right-of-way line to a point; thence

(11) Along a curve, curving to the right having a radius of 239.67 feet, an arc distance of 19.31 feet along the same right-of-way line to a point of reverse curvature; thence

(12) Along a curve, curving to the left having a radius of 400.00 feet, an arc distance of 117.54 feet along the same right-of-way line to a point; thence

(13) Along a curve, curving to the left having a radius of 400.00 feet, an arc distance of 53.66 feet along the same right-of-way line to a point; thence

(14) Along a curve, curving to the left having a radius of 400.00 feet, an arc distance of 142.09 feet along the same right-of-way to the point and place of BEGINNING.

                                    Exhibit F

                  (Form of Assignment and Assumption of Leases)


                       ASSIGNMENT AND ASSUMPTION OF LEASES

     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "ASSIGNMENT"), made as of the ___ day of _______, ____, by and between WELLSFORD CAPITAL PROPERTIES, L.L.C., having an office at 535 Madison Avenue, 26th Floor, New York, New York 10022 ("ASSIGNOR"),and KEYSTONE REAL ESTATE MANAGEMENT, INC., having an office at 1150 first Avenue, Suite 100, King of Prussia, Pennsylvania 19406 ("ASSIGNEE"), for and in consideration of the sum of Ten Dollars ($10.00), lawful money of the United States, to it in hand paid, at or before delivery of these presents by Assignee with reference to the following:

                                 R E C I T A L S
                                 ---------------

     Pursuant to a Sale-Purchase Agreement dated as of November __, 2000 (the "PURCHASE AGREEMENT"), Assignor is conveying to Assignee certain real property more particularly described therein and known as Two Executive Campus, Cherry Hill, New Jersey.

     NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the promises, covenants and undertakings contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                            ASSIGNMENT AND ASSUMPTION
                            -------------------------

     Assignor hereby transfers, and otherwise conveys unto Assignee, without recourse, representation or warranty of any kind (except as may be expressly set forth in the Purchase Agreement, and subject to the limitations on survival of representations set forth in the Purchase Agreement), all of Assignor's right, title and interest as landlord under the leases set forth in Schedule 1 annexed hereto (collectively, the "LEASES"), including without limitation, all rents, issues and profits arising therefrom, TO HAVE AND TO HOLD all and singular subject as aforesaid, unto Assignee.

     From and after the date hereof, Assignee assumes and agrees to discharge and perform all duties, obligations and liabilities arising on or after the date hereof to be performed by Assignor as landlord under the Leases, for the duration of the respective terms thereof. Without limiting the generality of the foregoing, the obligations and liabilities assumed by Assignee hereunder shall include, but shall not be limited to, the obligation to properly apply any advance rental, security deposit or other deposit under any of the Leases, to the extent such advance rental, security deposit or other deposit has been delivered, assigned or credited by Assignor to Assignee concurrently herewith.

     This Assignment shall be binding upon, enforceable by and shall inure to the benefit of the successors and assigns of the parties.

     This Assignment may be signed in multiple counterparts which, when taken together and signed by all parties and delivered to any other party hereto, shall constitute a binding Assignment between the parties.

     This Assignment shall be governed by and construed in accordance with the laws of the State of New Jersey.

     IN  WITNESS  WHEREOF,   Assignor  and  Assignee  have  duly  executed  this
instrument as of the date first set forth above.

            ASSIGNOR:

            WELLSFORD CAPITAL PROPERTIES, L.L.C.

            By: Wellsford Capital, a Maryland real estate investment trust


            By: _______________________________
                       Name:
                       Title:



            ASSIGNEE:

            KEYSTONE REAL ESTATE MANAGEMENT, INC.


            By: ___________________________
                   Name:
                   Title:

                                   Schedule 1

                                [List of Leases]

                                    Exhibit G

 (Form of Assignment and Assumption of Service Contracts, Licenses and Permits)


      ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, LICENSES AND PERMITS

     THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, LICENSES AND PERMITS (this "ASSIGNMENT"), made as of the ___ day of _______, ____, by and between WELLSFORD CAPITAL PROPERTIES, L.L.C., having an office at 535 Madison Avenue, 26th Floor, New York, New York 10022 ("ASSIGNOR"),and KEYSTONE REAL ESTATE MANAGEMENT, INC., having an office at 1150 first Avenue, Suite 100, King of Prussia, Pennsylvania 19406 ("ASSIGNEE"), for and in consideration of the sum of Ten Dollars ($10.00),lawful money of the United States, to it in hand paid, at or before delivery of these presents by Assignee with reference to the following:

                                 R E C I T A L S
                                 ---------------

     Pursuant to a Sale-Purchase Agreement dated as of November ___, 2000, Assignor is conveying certain real property known as Two Executive Campus, Cherry Hill, New Jersey (the "PROPERTY") to Assignee. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement.

     NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the foregoing promises, covenants and undertakings contained in this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                            ASSIGNMENT AND ASSUMPTION
                            -------------------------

     1. (a Assignor hereby assigns to Assignee, without recourse representation or warranty of any kind, all of its right, title and interest in and to the Security Contracts, the Tenant Brokerage Agreements (if any) and the assignable Licenses and Permits.

     (b Assignee hereby accepts the foregoing assignment and agrees to assume, keep, perform and fulfill all of the terms, conditions and obligations which are required to be kept, performed and fulfilled by Assignor in connection with or arising out of the assignable Service Contracts and the assignable Licenses and Permits from and after the date hereof.

     (c Assignee further hereby assumes the obligations of Assignor with respect to post-termination leasing commissions payable in accordance with Exhibit B,
Section 9 of the Leasing Agency Agreement.

     2. This Assignment shall be binding upon, enforceable by and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     3. This Assignment may be signed in multiple counterparts which, when taken together and signed by all parties and delivered to any other party hereto, shall constitute a binding Assignment between the parties.

     4. This Assignment shall be governed by and construed in accordance with the laws of the State of New Jersey.

     IN  WITNESS  WHEREOF,   Assignor  and  Assignee  have  duly  executed  this
instrument as of the date first set forth above.

                 ASSIGNOR:

                 WELLSFORD CAPITAL PROPERTIES, L.L.C.

                 By: Wellsford Capital, a Maryland real estate investment trust


                 By: _______________________________
                     Name:
                     Title:



                 ASSIGNEE:

                 KEYSTONE REAL ESTATE MANAGEMENT, INC.


                 By: ___________________________
                        Name:
                        Title:

                                    Exhibit H

                                   (Rent Roll)

                                    Exhibit I

                          (Lease Disclosure Statement)

1. Landlord received a letter, dated November 14, 2000, from the tenant under the MRS Lease asserting a right to terminate the lease by reason of a claimed failure on the landlord's part to observe the tenant's "second right of first refusal" set forth in the lease.

                                    Exhibit J

                              (Insurance Coverages)

                                    Exhibit K

                             (Permitted Exceptions)

1. The Leases and the rights of tenants thereunder, as tenants only, including, without limitation, memoranda of the Leases and non-disturbance agreements recorded with respect thereto.

2. Zoning and building regulations, ordinances, and requirements adopted by any governmental or municipal authority having jurisdiction thereof, and amendments and additions thereto now in force and effect, which relate to the Premises.

3.   Any  agreements,   financing  statements,   chattel  mortgages,   liens  or
     encumbrances entered into by, or arising from, the acts of any tenant.

4. Conditional bills of sale or Uniform Commercial Code financing statements which were filed on a day more than five years prior to the Closing.

5. Subject to adjustment as herein provided, real estate taxes, tax liens, water and sewer charges, assessments and vault charges, and the liens of any of the foregoing.

6. State of facts disclosed by survey prepared by Ensureplan, Inc., dated April 22, 1996, and any state of facts that an accurate update of said survey or visual inspection would show.

7. Easements as set forth in Deed Book 3371 Page 39, Deed Book 3414 Page 569, Deed Book 3604 Page 579, Deed Book 3815 Page 402, Deed Book 3604 Page 586, Deed Book 3640 Page 493, Deed Book 3611 Page 907 and Deed Book 3705 Page 389, Camden County Records.

8. Rights and/or interests of others in and to all watercourses bounding, crossing or affecting the subject premises.

9. Rights of others in and to all roads, highways, wood roads, street and ways crossing, abutting or affecting the subject premises.

10. Right of the State of New Jersey to regulate and/or limit access to New Jersey State Highway Route 70.